UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 15, 2015

GP Strategies Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-7234	52-0845774
(Commission File Number)	(IRS Employer Identification No.)

70 Corporate Center 11000 Broken Land Parkway, Suite 200, Columbia, MD	21044
(Address of Principal Executive Offices)	(Zip Code)

(443) 367-9600
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of a New Director

On December 15, 2015, the Board of Directors (the "Board") of GP Strategies Corporation (the "Company") elected Jennifer E. Brown as a new director of the Company and appointed her as Chair of the Government Security Committee. Ms. Brown is currently the Senior Director, Corporate Security and Technology Control Officer at iDirect Government, LLC where she manages a diverse security program consisting of a variety of government contracts. She has nearly 15 years of overall industrial security management experience and brings to the Board expertise in compliance with the complex security requirements of government contracts.

The Board has determined that Ms. Brown qualifies as an independent director under New York Stock Exchange listing standards. In addition, there are no arrangements or understandings between Ms. Brown and any other person pursuant to which she was selected to serve as a director of the Company, nor is she a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GP STRATEGIES CORPORATION

Date: December 21, 2015	/s/ Kenneth L. Crawford
Kenneth L. Crawford
Senior Vice President, General Counsel & Secretary

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